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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                                   ----------

                         Date of Report: March 31, 1999


                        BPI PACKAGING TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


                                     1-10648
                                   (Commission
                                  File Number)


             Delaware                                        04-2997486
             --------                                        ----------
         (State or Other                                   (IRS Employer
         Jurisdiction of                                 Identification No.)
         Incorporation)

                               455 Somerset Avenue
                          Dighton, Massachusetts 02764
               (Address of Principal Executive Offices) (Zip Code)


          Registrant's telephone number, including area code: (508) 824-8636

                                       N/A
            (Former Name or Former Address, if Changed Since Last Report)


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         ITEM 5.  OTHER EVENTS

EMPLOYMENT AGREEMENT

         On March 22, 1999, the Company entered into an employment agreement with Peter W. Blackett. Mr. Blackett's base salary is $125,000 per annum and he is employed as the Senior Vice President of Sales. The term of his employment agreement is three years, which commenced on March 22, 1999 and terminates on March 21, 2002. After the stated term in this agreement, Mr. Blackett's employment with the Company will revert to the status of employment at will and shall thereafter be subject to termination by either party at any time regardless of cause. Under the terms of the agreement, Mr. Blackett shall receive options to purchase common stock of the Company during the term of his employment if the Company equals or exceeds certain performance goals. These performance goals and other employee benefits are more fully described in the employment agreement, which is attached hereto as Exhibit 10.





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(c ) Exhibits.

         The following exhibit is filed as part of this report of Form 8-K pursuant to Item 601 of Regulation S-K:

 Exhibit No.                Description
 -----------                -----------
    10                    Employment Agreement between the Company and
                          Peter W. Blackett



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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, BPI Packaging Technologies, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  March 31, 1999                       BPI PACKAGING TECHNOLOGIES, INC.



                                                   /S/  HANSPETER SCHULZ
                                            By:      Hanspeter Schulz
                                            Title:   President